UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PLAYAGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PLAYAGS, INC.
5475 S. Decatur Blvd., Suite #100
Las Vegas, NV 89118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 1, 2020

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of PlayAGS, Inc. (the “Company”). The Annual Meeting of Stockholders will be held on Wednesday, July 1, 2020 at 8:00 a.m., local time, at 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118 for the following purposes:

1.

To elect Anna Massion, David Sambur and David Lopez to the Board of Directors of the Company (the “Board of Directors”) as Class III directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2023;

2.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

3.	To approve an amendment to the Company’s Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share, of record at the close of business on May 8, 2020 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2019 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic. We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investors.playags.com/financial-information/proxy for updated information. If you are planning to attend our meeting, please check the website prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Dated: May 11, 2020	By order of the Board of Directors, Victor Gallo Secretary and General Counsel

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

Table of Contents

Page

PROXY STATEMENT	1

PROPOSAL 1 – ELECTION OF DIRECTORS	7

THE BOARD OF DIRECTORS	7

CORPORATE GOVERNANCE	10

EXECUTIVE OFFICERS	15

EXECUTIVE COMPENSATION	15

SUMMARY COMPENSATION TABLE	16

DIRECTOR COMPENSATION	22

REPORT OF THE COMPENSATION COMMITTEE	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23

REPORT OF THE AUDIT COMMITTEE	24

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES	25

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)	26

PROPOSAL 3 – APPROVAL OF THE AMENDMENT TO THE OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER	27

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF ACCOUNTANTS	34

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34

STOCKHOLDER PROPOSALS	34

HOUSEHOLDING MATTERS	35

OTHER MATTERS	35

PLAYAGS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders of PlayAGS, Inc. to be held on Wednesday, July 1, 2020

Some Questions You May Have Regarding This Proxy Statement

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of PlayAGS, Inc. (the “Company”) is soliciting proxies for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday July 1, 2020 at 8:00 a.m., local time, at 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2019 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about May 21, 2020.

What proposals will be voted on at the Annual Meeting?

The four matters scheduled to be voted on at the Annual Meeting are:

1.	The election of Anna Massion, David Sambur and David Lopez to the Board of Directors as Class III directors, in each case, for a term of three years expiring at the Annual Meeting to be held in 2023;

2.	An advisory vote to approve the compensation of the Company’s named executive officers;

3.	The approval of an amendment to the Company’s Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder;

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

How will COVID-19 affect the Annual Meeting?

As of the printing of this Proxy Statement, the Company is planning to hold its Annual Meeting of Stockholders in person, on Wednesday July 1, 2020 at 8:00 a.m., local time, at 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118. If circumstances require that we hold a virtual stockholders meeting, the Company will issue a public announcement. Please monitor the AGS Investor Relations page for the latest information at https://investors.playags.com.

Who can vote at the Annual Meeting?

Anyone owning shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on May 8, 2020, (the “Record Date”) for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Statement.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on the Record Date, the Annual Meeting, there were 35,603,870 shares of Common Stock outstanding. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118, from the Secretary of the Company, at least 10 days before the Annual Meeting and will also be available at the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of each of the director nominees;

2.	FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;

3.	FOR the approval of the amendment to the Company’s Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder;

4.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice of Internet Availability of Proxy Materials provides you with instructions on how to:

●	view proxy materials for the Annual Meeting via the Internet; and
●	instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at http://investors.playags.com/financial-information/proxy.

How do I vote?

●

Vote by Internet. Visit www.voteproxy.com to vote via the Internet. Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

●

Vote by Telephone. Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

●

Vote by Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “How are matters presented at the Annual Meeting approved?” regarding whether your broker, bank or other holder of record may vote your uninstructed shares on each proposal.

●

Vote in Person at the Annual Meeting.  All stockholders as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you decide not to attend.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

●	providing another proxy, or using any of the available methods for voting, with a later date;
●	notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
●	voting in person at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Common Stock owned by stockholders on the Record Date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

What is broker “discretionary” voting?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors (Proposal 1), the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers (“NEOs”) (Proposal 2), and the approval of the amendment to the Company’s Omnibus Incentive Plan (Proposal 3). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 4).

How are matters presented at the Annual Meeting approved?

Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposals to: (i) approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), (ii) approve the amendment to the Omnibus Incentive Plan (Proposal 3), and (iii) ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4).

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), (ii) the proposal to approve the amendment to the Omnibus Incentive Plan (Proposal 3), and (iii) the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4).

Brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4). Brokers do not have discretion to vote any uninstructed shares on (i) the election of directors (Proposal 1), (ii) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), and (iii) the proposal to approve the amendment to the Omnibus Incentive Plan (Proposal 3).

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will count the votes and act as the inspector of election for the Annual Meeting.

What if additional matters are presented to the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Victor Gallo, our Secretary and General Counsel, and to Kimo Akiona, our Chief Financial Officer, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our fiscal 2019 Annual Report on Form 10-K is available on our website at http://investors.playags.com/. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to Victor Gallo, Secretary, PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118. Capitalized terms used in, but not defined in, this Proxy Statement have meanings as defined in our fiscal 2019 Annual Report on Form 10-K.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2021 Annual Meeting, they must be submitted in writing to our Secretary at PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118, on or before January 11, 2021. In addition, our bylaws provide that, for directors to be nominated or other proposals to be properly presented at the 2021 Annual Meeting, an additional notice of any nomination or proposal must be received by us not later than 5:00 p.m., Pacific Time, on the 90th day, and not earlier than 5:00 p.m., Pacific Time, on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting. If the number of directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, notice of a stockholder nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is sent and received by the Secretary at the principal executive offices of the Company not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock

The following table sets forth the beneficial ownership of our Common Stock as of May 8, 2020 by:

●	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Percentage computations are based on 36,892,573 shares of our Common Stock outstanding as of May 8, 2020, including stock options that are vested or will vest within 60 days of May 8, 2020 (i.e., July 7, 2020). Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

As illustrated below, all the members of our Board of Directors who have served for more than one year on our Board of Directors, and who are not Apollo employees, beneficially own shares of our Common Stock.

	Shares Beneficially Owned
	Number	Percent
5% Stockholders
Apollo Gaming Holdings, L.P (1)	8,208,076	22.2%
ArrowMark Colorado Holdings, LLC(2)	3,666,245	9.9%
Schroder Investment Management North America Inc.(3)	2,022,184	5.5%
BlackRock, Inc.(4)	1,899,779	5.1%
Ameriprise Financial, Inc.(5)	1,824,451	4.9%
Named Executive Officers and Directors
David Lopez(6)	534,203	1.4%
Kimo Akiona(7)	119,845	*
David Sambur	—	—
Victor Gallo(8)	113,391	*
Sigmund Lee(9)	221,591	*
Daniel Cohen	—	—
Adam Chibib	14,237	*
Yvette Landau	18,526	*
Geoff Freeman	9,096	*
Anna Massion	8,136	*
All current directors and executive officers as a group (10 persons)	1,039,025	2.8%

________________

* Less than 1%

(1)

Represents shares of our Common Stock held of record by Apollo Gaming Holdings, L.P (“Holdings”). All of the shares held by Holdings are subject to the irrevocable proxy granted by Holdings to AP Gaming VoteCo, LLC (“VoteCo”) pursuant to the Irrevocable Proxy and Power of Attorney, dated as of January 29, 2018, irrevocably constituting and appointing VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to: (i) vote all of the shares of our Common Stock held by Holdings at any meeting (and any adjournment or postponement thereof) of our stockholders, and in connection with any written consent of our stockholders, and (ii) direct and effect the sale, transfer or other disposition of all or any part of the shares of our Common Stock held by Holdings, if, as and when so determined in the sole discretion of VoteCo. The irrevocable proxy terminates with respect to any shares of our Common Stock that are sold, transferred or otherwise disposed of by VoteCo upon such sale, transfer or other disposition. VoteCo is member-managed by its two members, Marc Rowan and David Sambur. Mr. Rowan holds a majority of the membership interest of VoteCo and as such may be deemed to share voting and dispositive control, and beneficial ownership, with VoteCo with respect to the shares of our Common Stock subject to the irrevocable proxy granted to VoteCo. Apollo Gaming Holdings GP, LLC (“Holdings GP”) is the general partner of Holdings. Apollo Management VIII, L.P. (“Management VIII”) is the manager of Holdings GP and of Apollo Investment Fund VIII, L.P. (“AIF VIII”). AIF VIII is a member of Holdings GP, and as such has the right to direct Management VIII in its management of Holdings GP, and is also a limited partner of Holdings. AIF VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VIII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Mr. Rowan are the managers, as well as executive officers, of Management Holdings GP. Due to the irrevocable proxy granted to VoteCo, none of Holdings, Holdings GP, Management VIII, AFI VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings or Management Holdings GP are deemed to beneficially own the shares of our Common Stock held by Holdings. Messrs. Black, Harris, Rowan and Sambur each disclaim beneficial ownership of the shares of our Common Stock that are beneficially owned by VoteCo, or directly held of record by Holdings. The address of VoteCo is 5475 S. Decatur Blvd., Las Vegas, Nevada 89118. The address of each of Holdings, Holdings GP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris, Rowan and Sambur, is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)	Based on a Schedule 13G/A filed with the SEC on March 10, 2020, by ArrowMark Colorado Holdings, LLC (“ArrowMark”). The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(3)

Based on a Schedule 13G filed with the SEC on February 13, 2020, by Schroder Investment Management North America Inc. (“Schroder”). The address of Schroder is 7 Bryant Park, 19th Floor, New York, New York 10018.

(4)	Based on a Schedule 13G filed with the SEC on February 6, 2020, by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)

Based on a Schedule 13G filed with the SEC on February 14, 2020, by Ameriprise Financial, Inc. (“Ameriprise”). The address of Ameriprise is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(6)	Number of shares beneficially owned includes 396,350 shares of Common Stock issuable upon the exercise of options within 60 days.

(7)	Number of shares beneficially owned includes 75,769 shares of Common Stock issuable upon the exercise of options within 60 days and 2,500 restricted shares that will vest within 60 days.

(8)	Number of shares beneficially owned includes 58,288 shares of Common Stock issuable upon the exercise of options within 60 days.

(9)	Number of shares beneficially owned includes 194,288 shares of Common Stock issuable upon the exercise of options within 60 days.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors hold office until the third succeeding annual meeting of stockholders and until the election and qualification of their successors. Under the Company’s articles of incorporation and bylaws, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not less than three nor more than ten. The Board of Directors currently consists of seven directors.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s articles of incorporation and bylaws.

Directors will be elected by the holders of a plurality of the votes cast at the 2020 Annual Meeting of Stockholders. Brokers do not have discretion to vote any uninstructed shares over the election of directors. Abstentions and broker non-votes do not represent “votes cast” and as such will have no effect on the outcome of this proposal.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed below.

THE BOARD OF DIRECTORS

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. See “-Certain Relationships and Related Transactions-Policies and Procedures for Related Person Transactions.” The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “-Corporate Governance-Communications with the Board of Directors.” The business address for each nominee for matters regarding the Company is PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

Name	Age	Director Since	Position
David Lopez	46	2017	Chief Executive Officer, President and Director
David Sambur	40	2017	Director and Chairman
Daniel Cohen	32	2017	Director
Yvette Landau	63	2018	Director
Adam Chibib	54	2018	Director
Geoff Freeman	45	2018	Director
Anna Massion	41	2019	Director

Class I Directors

The term of the following three Class I directors will expire at the 2021 Annual Meeting of Stockholders.

Geoff Freeman. On November 7, 2018, Mr. Freeman was appointed as a member of the board of the Company, as well as the nominating and governance committee, compensation committee and audit committee. Mr. Freeman is currently the CEO of the Grocery Manufacturers Association. Prior to serving in his current role, Mr. Freeman served as CEO of the American Gaming Association (“AGA”) from May 2013 through July 2018. During his five-year tenure at the helm of the AGA, Mr. Freeman led the trade organization to monumental successes that have forever changed the face of the gaming industry, including expanding the organization’s membership by 200 percent; overturning the Professional and Amateur Sports Protection Act of 1992 (PASPA), which led to legalized sports betting in the U.S.; significantly improved relationships between tribal and commercial gaming operators; spearheading the AGA’s Get to Know Gaming campaign focused on the economic benefits of gaming; and delivering a successful campaign to prevent the IRS from lowering the reporting threshold on slot winnings. Before AGA, Mr. Freeman was the COO of The U.S. Travel Association from May 2006 to May 2013, and as a director to The U.S. Travel Association from January 2014 through July 2018. Mr. Freeman holds a Bachelor of Arts, Political Science and Public Policy from the University of California, Berkeley.

Daniel Cohen. Mr. Cohen has served as a member of the board of the Company since May 2017. Mr. Cohen is a Principal at Apollo Private Equity, having joined in 2012. Prior to that time, Mr. Cohen was a generalist in investment banking at Moelis & Company. Mr. Cohen currently serves on the board of directors of Constellation Club Holdings, Inc. (parent of ClubCorp). Mr. Cohen graduated magna cum laude from the University of Pennsylvania’s Wharton School of Business with a B.S. in Economics, concentrating in Finance and Management.

Yvette E. Landau. Ms. Landau was appointed to serve as a member of the board of the Company upon completion of the initial public offering. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005. Since 2005, Ms. Landau has been co-owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development. Ms. Landau currently serves as a member of the board of directors of Monarch Casino & Resort, Inc., which owns the Atlantis Casino Resort Spa in Reno, Nevada and the Monarch Casino in Black Hawk, Colorado. Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a Counselor. Ms. Landau serves on the Gaming Law Advisory Board of the University of Nevada, Las Vegas Boyd School of Law. Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law.

Class II Directors

The term of the single Class II director will expire at the 2022 Annual Meeting.

Adam Chibib. Mr. Chibib was appointed to serve as a member of the board of the Company upon completion of the initial public offering. Mr. Chibib’s career has included successful companies ranging from early-stage start-ups to billion-dollar public companies and has spanned numerous industries including telecom software, security hardware, financial services and gaming. Mr. Chibib was most recently President and Chief Financial Officer (CFO) of Multimedia Games Holding Company, Inc., where he was part of a turn-around team that helped double revenues, triple profitability and increase the market capitalization from $47 million to over $1 billion. Multimedia Games Holding Company, Inc. was acquired in December of 2014 for $1.2 billion by Global Cash Access, Inc. (now known as Everi Holdings, Inc.). Mr. Chibib also served as founder and CFO of BroadJump (acquired by Motive), CFO of Waveset (acquired by Sun Miscrosystems), CFO of TippingPoint Technologies (acquired by 3Com), CFO of NetSpend and as the Worldwide Controller of Tivoli Systems. Mr. Chibib was named CFO of the year for the public company category by the Austin Business Journal in 2013 and won the Ernst & Young Entrepreneur of the Year award in 2002. Mr. Chibib is a graduate of the University of Texas.

Class III Directors

The term of the following three Class III directors will expire at the 2020 Annual Meeting of Stockholders. Ms. Massion, Mr. Sambur, and Mr. Lopez are the three nominees for election at the 2020 Annual Meeting, for a term that will expire at the 2023 annual meeting of stockholders and until their successors have been duly elected and qualified.

Anna Massion. On June 17, 2019, Ms. Massion was appointed as a member of the board of the Company as well as the nominating and governance committee and the compensation committee. Ms. Massion currently serves as an Independent Non-Executive Director at Playtech, PLC. Prior to serving in her current role, Ms. Massion was a Senior Analyst for PAR Capital Management from February 2014 through June 2019. Ms. Massion has also served as a Director of Gaming, Lodging and Leisure Research at Hedgeye Risk Management, LLC from November 2008 through February 2014, Vice President/Senior Research Analyst at Marathon Asset Management from April 2008 through October 2008 and at JP Morgan from September 2001 through March 2008 as a Vice President on the Proprietary Trading Desk from 2004. Ms. Massion holds a Bachelor of Science in Economics, Concentration in Finance, Minor in Russian and a Master of Business Administration in Finance, Major in Finance from The Wharton School at the University of Pennsylvania.

David Sambur. Mr. Sambur has served as a member of the board of the Company since November 2013. Mr. Sambur is a Co-Lead Partner at Apollo, having joined in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur currently serves on the board of directors of Gamenet Group S.p.A., Terrier Media Holdings, Inc. (d/b/a Cox Media Group), Terrier Gamut Holdings, Inc., Sherwood Holdings I, Inc. (parent of Shutterfly), Nugs.net Enterprises, Inc., Camaro Parent, LLC (parent of CareerBuilder) Aspen Holdco, LLC (parent of Coinstar), Constellation Club Holdings, Inc. (parent of ClubCorp), Dakota Holdings, Inc. (parent of Diamond Resorts), EcoATM, LLC, Mood Media Corporation and Redwood Holdco, LLC (parent of Redbox, LLC). Mr. Sambur previously served on the boards of directors of Caesars Entertainment Corporation, Hexion Holdings, LLC (f/k/a Momentive Performance Materials, Inc.), MPM Holdings, and Verso Corporation (f/k/a Verso Paper Corp.). Mr. Sambur is also a member of the Mount Sinai Department of Medicine Advisory Board. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a BA in economics.

David Lopez. Mr. Lopez has served as the Chief Executive Officer of AGS and Chief Executive Officer and President of the Company since February 3, 2014. Mr. Lopez has also served on the board of the Company since May 2017. Mr. Lopez most recently served as President and Chief Executive Officer of Global Cash Access, Inc. (now known as Everi Holdings, Inc.), which he joined in May 2012. Prior to his role at Global Cash Access, Inc., Mr. Lopez served as Chief Operating Officer of Shuffle Master Inc. from November 2010 until May 2012. Mr. Lopez joined Shuffle Master Inc. in February 1998 and held various positions within the organization during his 14-year tenure, including Interim CEO, Executive Vice President, President of the Americas, Vice President of Product Management, as well as serving as a member of its board of directors from November 2010 until May 2012. Mr. Lopez is a graduate of the University of Nevada, Las Vegas with a B.S. in Business Administration.

Required Vote

The Class III director nominees receiving the highest number of affirmative votes cast in person or represented by proxy shall be elected as directors. Votes withheld from each nominee will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no effect on the election of directors. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares represented and voted with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the election of directors.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Chairman of our Board of Directors and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman and therefore believes that a permanent policy on whether the Chairman and Chief Executive Officer positions should be separated or combined is not appropriate.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2019, the Board of Directors held 6 meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served except for one director who attended 2 of the 3 meetings held for the Nominating and Governance committee.

The Board of Directors has three committees that held the following number of meetings during fiscal 2019:

●	Audit – 4 meetings;
●	Compensation – 5 meetings; and
●	Nominating and Governance – 3 meetings.

So long as any of (a) Holdings, (b) AIF VIII, (c) each of their respective affiliates to which any transfers of shares of our Common Stock are made and (d) VoteCo (the “Apollo Group”) beneficially owns at least 5% of our outstanding shares of Common Stock, a number of directors nominated by Holdings that is as proportionate (rounding up to the next whole director) to the number of members of such committee as is the number of directors that Holdings is entitled to nominate to the number of members of our Board of Directors will serve on each committee of our Board of Directors, subject to compliance with applicable law.

Each committee operates under a written charter which is available at the Company’s website at http://investors.playags.com/ by clicking on “Corporate Governance,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Adam Chibib	X*	X
Geoff Freeman	X	X*	X
Yvette Landau	X		X*
Anna Massion		X	X
* Committee Chair

Audit Committee

Our Audit Committee consists of Mr. Adam Chibib (Chair), Ms. Yvette Landau and Mr. Geofff Freeman. Our Board of Directors has determined that each of Mr. Chibib, Ms. Landau and Mr. Freeman qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Chibib, Ms. Landau and Mr. Freeman is independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and under the NYSE listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

●	to prepare the annual Audit Committee report to be included in our annual proxy statement;
●	to oversee and monitor our financial reporting process;
●	to oversee and monitor the integrity of our financial statements and internal controls;
●	to oversee and monitor the independence, retention, performance and compensation of our independent auditor;
●	to oversee and monitor the performance of our internal audit function;
●	to discuss, oversee and monitor policies with respect to risk assessment and risk management;
●	to oversee and monitor our compliance with legal and regulatory requirements; and
●	to provide regular reports to the Board of Directors.

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

Our Compensation Committee consists of Mr. Geoff Freeman (Chair), Mr. Adam Chibib and Ms. Anna Massion. Our Board of Directors has determined that each of Mr. Freeman, Mr. Chibib and Ms. Massion is independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards. The principal duties and responsibilities of the Compensation Committee are as follows:

●	to review, evaluate and make recommendations to the full Board of Directors regarding our compensation policies and programs;
●

to review and approve the compensation of our chief executive officer, other officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements, confidentiality and non-competition agreements;

●	to review and make recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based compensation plans;
●	to administer incentive compensation and equity-related plans;
●	to review and make recommendations to the Board of Directors with respect to the financial and other performance targets that must be met;
●	to set and review the compensation of members of the Board of Directors; and
●	to prepare an annual Compensation Committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Yvette Landau (Chair), Mr. Geoff Freeman and Ms. Anna Massion. Our Board of Directors has determined that each of Ms. Landau, Mr. Freeman and Ms. Massion is independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

●	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;
●

to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

●	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;
●	to develop and recommend to the Board of Directors for approval a Chief Executive Officer and executive officer succession plan;
●	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
●	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company; and
●	to oversee the evaluation of our Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2019 included Messrs. Freeman, Chibib and Ms. Massion. None of the members of the Compensation Committee in 2019 was, at any time during 2019 or at any other time, an officer or employee of the Company.

Other than our Chief Executive Officer, none of our executive officers has served as a member of the Board of Directors. Additionally, none of our executive officers has served as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2019.

Except as described in the section entitled “-Certain Relationships and Related Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board of Directors

In considering possible candidates to serve on the Board of Directors, the Nominating and Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Governance Committee will evaluate each nominee according to the following criteria:

●	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;
●

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

●	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees;
●

Nominees should have the interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interests of all stockholders;

●

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

●

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, age, disability, political affiliation or any other basis proscribed by law. The value of diversity on the Board of Directors should be considered.

Stockholders may recommend director candidates for consideration by the Nominating and Governance Committee. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

●	The name and address of the stockholder, as they appear on the Company’s books;
●

The class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and their respective affiliates, associates and any others acting in concert therewith;

●	Any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of the Company;
●

Any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for such nomination in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

●

Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at PlayAGS Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118 and must be received within the time indicated above under “When are stockholder proposals due for consideration at next year’s annual meeting?”. The Nominating and Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Corporate Governance Guidelines

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of business conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at http://investors.playags.com/. The code of business conduct and ethics is made available on our website.

We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. The guidelines are available for viewing on our website at http://investors.playags.com/. We will also provide the guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

Director Independence

The listing standards of the NYSE require that a majority of the Board of Directors be independent. No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). The Board of Directors has determined that Mr. Chibib, Mr. Freeman, Ms. Landau and Ms. Massion are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and the NYSE.

Executive Sessions of Non-Management Directors

Under the Company’s Board Governance Principles, the Board of Directors meet at least quarterly in executive session without management directors and any other members of the Company’s management present. In addition, at least annually, all independent directors meet in executive session. The Chairman presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, an independent director presides over such executive sessions.

Apollo Rights to Nominate Certain Directors

Pursuant to the Stockholders Agreement, Holdings has the right, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of the board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number). For example, if the Apollo Group beneficially owns 5.1% of our outstanding Common Stock and our Board of Directors has nine director seats, Holdings shall have the right to nominate one director. See also “Certain Relationships and Related Transactions-Stockholders Agreement” for rights of Holdings to nominate a certain number of directors. Pursuant to the Stockholders Agreement, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding Common Stock, we will cause to be appointed to each committee of the Board of Directors a number of directors nominated by Holdings that is as proportionate (rounding up to the next whole director) to the number of members of such committee as is the number of directors that Holdings is entitled to nominate to the number of members of our Board of Directors.

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Communications with the Board of Directors

A stockholder or other interested party who wishes to communicate with our directors, a committee of our Board of Directors, our independent directors as a group or our Board of Directors generally may do so in writing. Any such communications may be sent to our Board of Directors by U.S. mail or overnight delivery and should be directed to our Secretary at 5475 S. Decatur Blvd., Suite #100 Las Vegas, NV 89118, who will forward them to the intended recipient(s). The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at http://investors.playags.com under the Corporate Governance tab. Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.

Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each annual meeting of stockholders. Five of our directors attended our 2019 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
David Lopez	46	Chief Executive Officer, President and Director
Kimo Akiona	46	Chief Financial Officer, Chief Accounting Officer and Treasurer
Victor Gallo	53	General Counsel, Secretary and Compliance Officer
Sigmund Lee	49	Chief Technology Officer

David Lopez currently serves as our Chief Executive Officer and President. See “Proposal 1 – Election of Directors—The Board of Directors—Class III Directors” for Mr. Lopez’s biography.

Kimo Akiona. Mr. Akiona serves as Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company. Mr. Akiona was appointed to serve as Treasurer and Chief Financial Officer of the Company on February 23, 2015. Prior to that, Mr. Akiona most recently served as Senior Vice President and Corporate Controller of SHFL entertainment, Inc. and Bally Technologies, Inc. Mr. Akiona joined SHFL entertainment, Inc. in December 2005 and held various positions within the organization’s finance and accounting department during his tenure, including Vice President and Corporate Controller and Director of SEC Reporting. Mr. Akiona is a graduate of the University of Nevada, Las Vegas with a B.S. in Business Administration with a Concentration in Accounting.

Victor Gallo. Mr. Gallo joined the Company in February 2010 as Vice President, Licensing and Compliance and Compliance Officer and currently serves as the Company’s General Counsel, Secretary, and Compliance Officer and as General Counsel of the Company. Previously, Mr. Gallo was General Counsel and Vice President of Business Development for Youbet.com, Inc., and Vice President of Legal and Compliance and Corporate Counsel for Konami Gaming, Inc. Mr. Gallo has also worked as an attorney in private practice, and as an active duty Captain in the Air Force Judge Advocate General Corps. Mr. Gallo received his Bachelor of Science degree in Aerospace Engineering from the University of Southern California and a Juris Doctor from the University of the Pacific.

Sigmund Lee. Mr. Lee was appointed to serve as Chief Technology Officer of the Company on July 1, 2015. Mr. Lee most recently served as Chief Technology Officer of Cadillac Jack, Inc., which was acquired by the Company in May of 2015. Mr. Lee joined Cadillac Jack, Inc. in 2006 and served as their Chief Technology Officer during his tenure. Prior to his role at Cadillac Jack, Inc., Mr. Lee served as the Vice President of Engineering for Bally Technologies, Inc. Mr. Lee is a graduate of Georgia State University.

EXECUTIVE COMPENSATION

Executive Summary

The Company’s goal for its executive compensation program is to utilize a pay-for-performance compensation program that is directly related to achievement of the Company’s financial and strategic objectives. The primary elements of the program, which are discussed in greater detail below, include base salary, annual cash bonus incentives based on performance and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards.

SUMMARY COMPENSATION TABLE

The following table discloses compensation for our fiscal years ending December 31, 2019 and 2018 received by Messrs. Lopez, Lee, and Akiona, each of whom was a “named executive officer” during Fiscal 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Lopez,	2019	700,000	—		1,432,761	497,000	11,806	$2,641,567
President, Chief Executive Officer and Secretary	2018	600,000	—		1,234,337	963,018	13,260	$2,810,615

Sigmund Lee,	2019	600,000	450,000	(1)	1,325,460	319,500	14,436	$2,709,396
Chief Technology Officer	2018	528,846	1,200,000	(1)	991,875	637,857	15,357	$3,373,935

Kimo Akiona,	2019	336,500	—		345,858	179,186	3,194	$864,738
Chief Financial Officer and Treasurer	2018	289,115	—		583,298	361,182	11,647	$1,245,242

(1)

Represents annual retention bonus of $450,000 in 2019 and bonuses of $1,200,000 in 2018 comprised of a sign-on bonus of $500,000 in connection with signing a new employment agreement and $700,000 of annual incentive plan bonuses (as defined in the employment agreement).

(2)

Amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, see Item 15 “Exhibits and Financial Statement Schedules.” Note 11. in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for further explanation.

(3)

Amounts represent annual incentive cash bonuses paid to employees. Employees are eligible to earn annual cash bonuses based on attainment of applicable compensation adjusted EBITDA performance targets. Each bonus plan participant is assigned a bonus payment range expressed as a percentage of base salary. The amount of the cash bonus is then increased or decreased within the applicable range based on over- or under-performance with respect to the performance targets, subject to a minimum achievement level of 85% necessary to earn 50% of the target bonus, a maximum achievement level of 120% to earn a bonus of 200% of the target, and a target achievement level of 100% that corresponds to a payout level of 100% of target (with interpolation of bonus payments between such levels).

The applicable compensation adjusted EBITDA target for 2019 was $164,208,000 and attainment for such year was 88% of the target, or $144,955,000, which corresponded to a payout level of 71%. The applicable compensation adjusted EBITDA target for 2018 was $131,460,000, and attainment for such year was 110% of target, or $144,402,000, which corresponded to a payout level of 140%.

Effective December 31, 2019, the named executive officers elected to receive a portion of their fiscal 2019 annual incentive bonus in shares of immediately vested Common Stock in lieu of cash. The non-equity incentive plan compensation amounts for 2019 in the table above include $248,500 (equal to 20,486 shares) for Mr. Lopez, $159,750 (equal to 13,170 shares) for Mr. Lee, and $89,593 (equal to 7,386 shares) for Mr. Akiona that was actually received as shares of Common Stock in lieu of cash.  Also, effective December 12, 2018, the named executive officers elected to receive a portion of their fiscal year 2018 annual incentive bonus in shares of immediately vested Common Stock in lieu of cash. The amounts in the table above for the named executives include $107,857 for 2018 that was actually received as 4,764 shares of Common Stock in lieu of cash.

To provide investors with additional information in connection with our annual cash bonuses, we disclose Compensation Adjusted EBITDA. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, cash flows, or any other measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

We believe that the presentation of Compensation Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Compensation Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

Compensation Adjusted EBITDA for purposes of bonus performance targets is defined as earnings before interest, taxes, depreciation and amortization including adjustments for nonrecurring items, foreign exchange rates, synergies and for 2018 excluding bonus expenses.

There are material limitations to using Compensation Adjusted EBITDA. Compensation Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Compensation Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.

The following table sets forth Compensation Adjusted EBITDA and a reconciliation to the nearest GAAP measure:

	For the Year Ended December 31,
	2019	2018
Net (Loss) Income	$(11,752)	$(20,846)
Income (benefit) tax	(5,449)	(8,377)
Depreciation and amortization	91,474	77,535
Other expense (income)	4,622	10,488
Interest income	(163)	(207)
Interest expense	36,248	37,607
Write-downs and other(1)	6,912	8,753
Loss on extinguishment and modification of debt(2)	—	6,625
Other adjustments(3)	909	2,426
Other non-cash charges(4)	9,078	6,633
Legal and litigation expenses(5)	1,844	992
Acquisition and integration related costs(6)	3,338	3,644
Non-cash stock compensation(7)	9,001	10,933
Adjusted EBITDA	$146,062	$136,206
Accrued bonuses(8)	—	7,248
Foreign currency(9)	(528)	744
Unbudgeted acquisition and other items(10)	(579)	204
Compensation Adjusted EBITDA	$144,955	$144,402

(1)	Write-downs and other include items related to loss on disposal or impairment of long-lived assets, fair value adjustments to contingent consideration and acquisition costs.

(2)

Loss on extinguishment and modification of debt primarily relates to the refinancing of long-term debt, in which deferred loan costs and discounts related to old senior secured credit facilities were written off.

(3)

Other adjustments are primarily composed of professional fees incurred for projects, corporate and public filing compliance, contract cancellation fees and other transaction costs deemed to be non-operating in nature.

(4)

Other non-cash charges are costs related to non-cash charges and losses on the disposition of assets, non-cash charges on capitalized installation and delivery, which primarily includes the costs to acquire contracts that are expensed over the estimated life of each contract and non-cash charges related to accretion of contract rights under development agreements.

(5)	Legal and litigation expenses include payments to law firms and settlements for matters that are outside the normal course of business.

(6)

Acquisition and integration costs include restructuring and severance and are related to costs incurred after the purchase of businesses, such as the acquisitions of AGS iGaming and Integrity, to integrate operations.

(7)	Non-cash stock-based compensation includes non-cash compensation expense related to grants of options, restricted stock, and other equity awards.

(8)	In 2018, accrued bonuses are added to Adjusted EBITDA for comparability to the Compensation Adjusted EBITDA target.

(9)	Foreign Currency items are gains and losses attributable to foreign currency translation that were not considered during the budget process and are therefore added to Adjusted EBITDA.

(10)

Unbudgeted acquisition and other items represent transactions and results from operations of acquired businesses that were not considered within the budget at the time the bonus target was determine by management.

(4)	Amounts represent the Company’s matching contributions under our 401(k) Plan and various fringe benefits.

Employment Agreements with Named Executive Officers

David Lopez

On April 28, 2014, the Company entered into an employment agreement with David Lopez to serve as President and Chief Executive Officer of AGS LLC, a subsidiary of the Company (“AGS”), effective as of February 3, 2014. The agreement extends for an initial term of three years, until the third anniversary of February 3, 2014, and shall thereafter be automatically extended for successive one-year periods, unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the initial term or any extended term. Currently, Mr. Lopez’s annual base salary as set by the Board of Directors is $700,000 and Mr. Lopez is eligible to receive an annual performance-based bonus, with an annual target bonus opportunity of 100% of his base salary.

Sigmund Lee

AGS entered into a new employment agreement with Sigmund Lee, as executed on November 5, 2018 and effective September 1, 2018, to continue to serve as Chief Technology Officer, a position he has served in since July 1, 2015. The agreement is “at-will,” meaning that either party may terminate the employment relationship at any time and for any reason, either with or without cause. Pursuant to his employment agreement, Mr. Lee’s annual base salary shall be $600,000. Mr. Lee’s base salary may from time to time be increased but may be decreased only in connection with an AGS-wide decrease for all senior leadership positions. Mr. Lee is also eligible to receive an annual performance-based bonus, with an annual target bonus opportunity no less than 75% of his base salary if 100% of target is achieved. Mr. Lee will be eligible for this performance-based bonus if he is actively employed by AGS on the time of the bonus payment.

Further, pursuant to Mr. Lee’s employment agreement, in exchange for his commitment to remain employed for a three-year period commencing September 1, 2018, Mr. Lee will also be eligible to receive three annual bonus payments, each in the gross amount of $450,000, payable in the first quarter of each such fiscal year. Upon Mr. Lee’s resignation without good reason or upon termination of his employment by AGS with cause prior to the expiration of the three-year period, Mr. Lee will be obligated to repay the net after-tax amount of any such retention bonus paid to him in the year of termination.

In addition, Mr. Lee is eligible to receive a one-time sign-on bonus in the gross amount of $500,000. Upon Mr. Lee’s resignation without good reason prior to September 1, 2021, Mr. Lee will be obligated to repay the net after-tax amount of the sign-on bonus.

Kimo Akiona

AGS entered into a new employment agreement with Kimo Akiona, as executed on December 13, 2018 and effective October 21, 2018, to continue to serve as Chief Financial Officer of AGS, a position he has served in since February 23, 2015. The agreement is “at-will,” meaning that either party may terminate the employment relationship at any time and for any reason, either with or without cause. Pursuant to his employment agreement, Mr. Akiona’s annual base salary shall be $336,500. Mr. Akiona’s base salary may from time to time be increased but may be decreased only in connection with an AGS-wide decrease for all senior leadership positions. Mr. Akiona shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity no less than 75% of his base salary if 100% of target is achieved. Mr. Akiona will be eligible for this performance-based bonus if he is actively employed by AGS on the time of the bonus payment.

Outstanding equity awards as of the year ended December 31, 2019:

	Options
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise or Base Price ($)	Option Expiration Date
David Lopez (1)	396,350	—	—	$6.43	4/28/2024
Sigmund Lee (2)(3)	116,572	—	—	$10.10	7/17/2025
	58,287	19,429	—	$10.92	1/18/2026
Kimo Akiona (4)	70,718	5,051	—	$9.42	3/11/2025

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(11)
David Lopez (1)	59,068	(5)	716,495	(6)	29,902	(8)	362,711
Sigmund Lee (2)(3)	50,669	(6)	614,615		27,232	(9)	330,324
Kimo Akiona (4)	22,690	(7)	275,230		7,187	(10)	87,178

(1)

Represents 349,721 options granted on April 28, 2014 to purchase common shares. One-third of the option grant was eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. The remaining two-thirds of the option grant was subject to performance-based vesting criteria and vested on October 18, 2018 upon the achievement of the applicable performance targets. Also represents 46,629 options granted on April 28, 2014 to purchase common shares, provided, that this grant of options vested in full upon the date of grant.

(2)

Represents 116,572 options granted on July 17, 2015 to purchase common shares. This grant of options is time-based only, and is eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries.

(3)

Represents 77,716 options granted on January 18, 2016 to purchase common shares. This grant of options is time-based only, and is eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any time-based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time-based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time-based options shall immediately vest.

(4)

Represents 75,769 options granted on March 11, 2015 to purchase common shares. One-third of the options are eligible to vest in equal installments of 20% on each of the first five anniversaries of the date of the grant, subject to continued employment with the Company or its subsidiaries. In the event of a termination of employment without cause or as a result of death or disability, any such time-based options which would have vested on the next applicable vesting date shall become vested, and the remaining unvested time-based options shall be forfeited. In addition, upon a Change in Control (as defined in the Company’s 2014 Long-Term Incentive Plan), subject to continued employment through the date of the Change in Control, all outstanding unvested time-based options shall immediately vest. The remaining two-thirds of the option grant was subject to performance-based vesting criteria and vested on October 18, 2018 upon achievement of the applicable performance targets.

(5)

Represents 29,166 restricted shares granted on August 23, 2018 and 29,902 restricted shares granted on March 4, 2019, which are eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of grant. In the event of a termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. In the event of a termination as a result of disability, the portion of the restricted shares which would have vested on the next applicable vesting date shall become vested, and the remaining unvested portion shall be forfeited. Except as otherwise provided above, upon a termination for any reason, the unvested restricted shares shall be forfeited.

(6)

Represents 23,437 restricted shares granted on August 23, 2018 and 27,232 restricted shares granted on March 4, 2019, which are eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of grant. In the event of a termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. In the event of a termination as a result of disability, the portion of the restricted shares which would have vested on the next applicable vesting date shall become vested, and the remaining unvested portion shall be forfeited. Except as otherwise provided above, upon a termination for any reason, the unvested restricted shares shall be forfeited.

(7)

Represents 7,500 restricted shares granted on May 30, 2018, 8,003 restricted shares granted on August 23, 2018 and 7,187 restricted shares granted on March 4, 2019, which are eligible to vest in equal installments of 25% on each of the first four anniversaries of the date of grant. In the event of a termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. In the event of a termination as a result of disability, the portion of the restricted shares which would have vested on the next applicable vesting date shall become vested, and the remaining unvested portion shall be forfeited. Except as otherwise provided above, upon a termination for any reason, the unvested restricted shares shall be forfeited.

(8)

Includes 29,902 restricted shares granted on March 4, 2019, which are eligible to vest on the first day that the 60-day average closing price of the Company’s common stock exceeds $29.60, subject to continued employment through such date. In the event of termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. Except as otherwise provided above, upon a termination for any reason, the unvested restricted shares shall be forfeited.

(9)

Includes 27,232 restricted shares granted on March 4, 2019, which are eligible to vest on the first day that the 60-day average closing price of the Company’s common stock exceeds $29.60, subject to continued employment through such date. In the event of termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. Except as otherwise provided above, upon a termination for any reason, the unvested restricted shares shall be forfeited.

(10)

Includes 7,187 restricted shares granted on March 4, 2019, which are eligible to vest on the first day that the 60-day average closing price of the Company’s common stock exceeds $29.60, subject to continued employment through such date. In the event of termination of employment without cause upon or within 12 months following a change of control or as a result of death, any unvested portion shall immediately vest. Except as otherwise provided above, upon a termination for any reason, the unvested restricted shares shall be forfeited.

(11)	For purposes of this table, the shares of common stock of the Company were valued using the closing stock price on December 31, 2019 of $12.13.

Pension Benefits

We do not maintain any defined benefit pension plan for the benefit of our named executive officers.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan for the benefit of our named executive officers.

Payments Upon Termination and Change of Control

Pursuant to Mr. Lopez’s employment agreement, if during the term of the agreement AGS terminates Mr. Lopez’s employment without cause or he resigns for good reason, subject to receiving a signed release of claims from Mr. Lopez, Mr. Lopez will receive severance pay equal to 24 months base salary (paid over a 24-month period) along with the pro-rated managerial bonus for the year in which Mr. Lopez is terminated. Mr. Lopez would also be eligible to receive continued health benefits at active employee for 18 months post termination, or if earlier, until he commences employment with a subsequent employer. Pursuant to his employment agreement, Mr. Lopez will also be subject to perpetual confidentiality, intellectual property and non-disparagement, as well as certain non-solicitation and certain non-competition restrictions for 24 months following the date of his employment.

Pursuant to Mr. Lee’s employment agreement, if during the term of the agreement AGS terminates Mr. Lee’s employment without cause, subject to receiving a signed release of claims from Mr. Lee, Mr. Lee will receive severance pay equal to 18 months base salary (paid over an 18-month period) (or, if a change of control (as defined in the employment agreement) occurs and such termination occurs on or within 24 months of such change of control, 24 months base salary (paid over a 24-month period)), along with the pro-rated managerial bonus for the year in which Mr. Lee is terminated. Pursuant to his employment agreement, Mr. Lee will also be subject to perpetual confidentiality, intellectual property and non-disparagement, as well as certain non-solicitation restrictions for 18 months following the date of his employment, and certain non-competition restrictions for either (a) twenty-four (24) months post-termination of employment if his employment is terminated prior to September 21, 2021, or (b) six months if his employment is terminated after September 21, 2021.

Pursuant to Mr. Akiona’s employment agreement, if during the term of the agreement AGS terminates Mr. Akiona’s employment without cause or he resigns for good reason, subject to receiving a signed release of claims from Mr. Akiona, Mr. Akiona will receive severance pay equal to 18 months base salary (paid over an 18-month period) along with the pro-rated managerial bonus for the year in which Mr. Akiona is terminated. Pursuant to his employment agreement, Mr. Akiona will also be subject to perpetual confidentiality, intellectual property and non-disparagement, as well as certain non-solicitation and certain non-competition restrictions for 18 months following the date of his employment.

“Cause” for Messrs. Lopez and Akiona generally includes: (i) illegal fraudulent conduct, (ii) conviction of or plea of “guilty” or “no contest” to any crime constituting a felony or other crime involving dishonesty, breach of trust, moral turpitude or physical harm to any person, (iii) a determination by the Board of Directors that the named executive officer’s involvement with AGS would have a negative impact on AGS’s ability to receive or retain any licenses, (iv) being found unsuitable for, or having been denied, a gaming license, or having such license revoked by a gaming regulatory authority in any jurisdiction in which AGS or any of its subsidiaries or affiliates conducts operations, (v) willful or material misrepresentation to AGS or to members of the Board of Directors relating to the business, assets or operation of AGS, (vi) refusal to take any action that is consistent with the named executive’s obligations and responsibilities under his employment agreement as reasonably directed by the Board of Directors or (vii) material breach of any agreement with AGS and its affiliates, which material breach has not been cured within 30 days of written notice from the Board of Directors.

“Cause” for Mr. Lee generally includes: (i) failure or inability to perform the essential functions of his position after written notice and 30 days to cure, (ii) failure to cure a material breach of any of the terms of his employment agreement after written notice and 30 days to cure, (iii) being charged with or convicted of a crime involving fraud, theft, embezzlement, assault, battery or other violent act or another crime involving dishonesty, violence or moral turpitude, (iv) declining to follow any significant and legal instruction from AGS after written notice and 30 days to cure, (v) failure to maintain or having suspended, revoked or denied any applicable or necessary license, permit or professional designation, or where AGS has reasonably determined that the named executive’s involvement with AGS may have a negative impact on AGS’s ability to receive or retain any of its licenses, (vi) intentionally declining or failing to follow any known rule or policy of AGS, including as examples only, policies prohibiting discrimination or harassment in the workplace and safety or health rules, (vii) violation or participation in a violation of a statute or regulation of a federal, state or local government regarding gaming, safety, health, labor or employment or (viii) committing any act that constitutes a breach of a fiduciary duty or a duty of loyalty.

For Mr. Lopez, “Good Reason” means his voluntary resignation after any of the following actions are taken by AGS or any of its subsidiaries without his consent: (i) removal from the office of President and Chief Executive Officer of AGS or a change in reporting lines such that Mr. Lopez no longer reports to the Board of Directors, (ii) a requirement that Mr. Lopez be based anywhere other than within 35 miles of Las Vegas, Nevada, or (iii) a notice from AGS to Mr. Lopez of non-extension of the employment term; provided, however, that a termination will not be for “Good Reason” unless Mr. Lopez shall have provided written notice to AGS of the existence of one of the above conditions within 30 days following the initial existence of such condition, specifying in reasonable detail such condition, AGS shall have had 30 days following receipt of such written notice to remedy the condition, AGS shall have failed to remedy the condition during the applicable cure period, Mr. Lopez shall have thereafter and prior to the date of termination provided a notice of termination to AGS, and Mr. Lopez’s date of termination shall have occurred within 30 days following expiration of the cure period.

For Mr. Akiona, “Good Reason” means a material diminution of duties, title, reporting structure, or base salary; provided that, Mr. Akiona may not terminate employment for “Good Reason” unless Mr. Akiona provides written notice to AGS within 90 days after Mr. Akiona first having knowledge of the “Good Reason” event, and AGS has not cured such event within 30 days of receiving such notice.

For the treatment of equity upon termination of employment, please see the section “-Outstanding equity awards as of the year ended December 31, 2019.”

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each of our non-employee directors for the year ended December 31, 2019.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
Adam Chibib	100,000	74,994	174,994
Yvette Landau	75,000	74,994	149,994
Geoff Freeman	75,000	74,994	149,994
Anna Massion	46,875	71,749	118,624

(1)	For 2019, David Sambur, Daniel Cohen, and David Lopez were members of our board of directors and did not receive any compensation from the Company for their services on the board.

(2)

Amounts set forth in Fees Earned or Paid in Cash column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including committee and/or chairmanship fees, pro-rated as applicable for the first year of service. Director fees are earned and paid quarterly.

(3)

Amounts set forth in the Stock Awards column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  In 2019, each director’s award consisted of restricted shares which vest over a period of one year from the grant date.

2014 Long-Term Incentive Plan

On April 28, 2014, our Board of Directors approved the 2014 Long-Term Incentive Plan (“LTIP”). Under the LTIP, we are authorized to grant nonqualified stock options, rights to purchase Common Stock, restricted stock, restricted stock units and other awards to be settled in, or based upon, Common Stock to persons who are directors and employees of and consultants to the Company or any of its subsidiaries on the date of the grant. The LTIP will terminate ten years after approval by the board. Subject to adjustments in connection with certain changes in capitalization, the maximum number of shares that may be delivered pursuant to awards under the LTIP is 2,253,735. The Company will not grant any additional share-based awards under the LTIP.

Omnibus Incentive Plan

On January 16, 2018, our Board of Directors adopted, and our stockholders approved the Omnibus Incentive Plan pursuant to which equity-based and cash incentives may be granted to participating employees, directors and consultants. As of May 8, 2020, we had four directors, and approximately 800 employees and consultants who were eligible for awards under the Omnibus Incentive Plan. The Omnibus Incentive Plan provides for an aggregate of 1,607,389 post-split shares of our Common Stock. No more than 1,607,389 shares of our Common Stock may be issued with respect to incentive stock options under the Omnibus Incentive Plan. The compensation committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Executive Compensation section required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation section be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Compensation Committee:

Geoff Freeman, Chairman

Adam Chibib

Anna Massion

The Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Other than compensation arrangements for our named executive officers and directors, there were no transactions, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Securityholders Agreement

Concurrently with the closing of our initial public offering, we amended and restated the Securityholders Agreement dated April 28, 2014 (as amended and restated, the “Securityholders Agreement”), by and among AP Gaming Holdings, L.P. (the “Partnership”), VoteCo, the Company and each holder of Class B Shares from time to time party thereto, including David Lopez, our Chief Executive Officer (each a “Holder”). The Securityholders Agreement provides the Partnership and AIF VIII, and each of their respective affiliates, with certain demand registration rights. In 2018, an affiliate of Apollo has exercised demand registration rights three times, as a result of which the Company has filed two registration statements on Form S-3 with the SEC and has participated in three underwritten offerings. The Securityholders Agreement also provides each Holder with piggy-back registration rights and imposes certain transfer restrictions on each Holder’s ownership of the Company’s common shares and sets forth the Company’s right to repurchase any common shares held by Holders who are employed by, or serve as consultants to or directors of, the Company or any of its subsidiaries upon their termination from such employment or consultancy. The Securityholders Agreement also imposes certain restrictions on each Holder who serves in management, including non-solicitation, non-compete and non-disclosure requirements.

Stockholders Agreement

With the consummation of the initial public offering, we entered into a Stockholders Agreement with VoteCo and Holdings, which is an entity controlled by the Apollo Group (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, Holdings has the right, at any time until the Apollo Group no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of the Board of Directors in accordance with its beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number), see “-Apollo Rights to Nominate Certain Directors.” The Stockholders Agreement sets forth certain information rights granted to the Apollo Group. It also specifies that we will provide indemnification and advance of expenses of VoteCo and each stockholder party to the Stockholders Agreement for any claim arising from their actions as the Company’s stockholders or controlling persons.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP (“PwC”), the audited financial statements of the Company for the fiscal year ended December 31, 2019. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

The Audit Committee and the Board of Directors also have recommended the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2020.

Members of the Audit Committee:

Adam Chibib, Chairman

Yvette Landau

Geoff Freeman

The Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. The following table presents fees for professional services rendered by PwC related to the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2019 and 2018 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those years.

Category	2019	2018
Audit fees	$1,316,393	$1,293,231
Audit related fees	412,433	466,232
Tax fees	482,155	482,985
All other fees	679,900	841,974
Total	$2,890,881	$3,084,422

Audit Fees consisted of the aggregate fees paid or accrued for professional services rendered for the annual audit of the Company’s financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and statutory audits of foreign subsidiary financial statements. The Audit-Related fees listed above were billed in connection with the professional services performed in 2019 and 2018 including services related to SEC registration statement filings and SEC comment letters. Tax fees include the aggregate fees paid during the respective years for tax compliance and tax advisory services. All Other Fees listed above were billed for services provided in connection with acquisition due diligence and other services.

The Board of Directors of the Company has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees described in the table above were pre-approved by the Audit Committee.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory and annual basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section, the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

As set forth in the Executive Compensation section above, the Company has designed its compensation programs to (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the named executive officers and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the votes cast in person or represented by proxy at the 2020 Annual Meeting of Stockholders. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our named executive officers (say on pay). Abstentions and broker non-votes do not represent “votes cast” and as such will have no effect on the outcome of this proposal.

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the named executive officers as disclosed in this proxy statement.

PROPOSAL 3 – APPROVAL OF THE AMENDMENT TO THE OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

We are seeking the approval of our stockholders of an amendment to the Omnibus Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,607,389 shares to 4,607,389 shares, an increase of 3,000,000 shares (the “2020 Plan Amendment”). The 2020 Plan Amendment was recommended by the Compensation Committee and approved by the Board of Directors on May 8, 2020, subject to stockholder approval at the 2020 Annual Meeting of Stockholders.

There are 1,607,389 shares of Common Stock reserved under our Omnibus Incentive Plan, of which 465,210 shares remain available as of May 8, 2020 and 700,467 shares were subject to outstanding awards under all of the Company’s incentive plans. 2,015,235 shares were subject to outstanding awards under both the Omnibus Incentive Plan and the LTIP at May 8, 2020. After giving effect to the 2020 Plan Amendment, there will be 3,465,210 shares available for equity grant under the Omnibus Incentive Plan, representing 9.4% of our Common Stock (on a fully diluted basis) as of May 8, 2020. As of May 8, 2020 there are 423,268 shares which remain available for grant under a separate plan, the LTIP; however, these will not be issued and awards granted by the Company in the future are expected to be from the Omnibus Incentive Plan only. The closing price of our Common Stock as of May 8, 2020 was $4.08 per share, as reported by the NYSE.

Our Board encourages shareholders to approve this share reserve of 4,607,389 shares under the Omnibus Incentive Plan because the Board believes that equity compensation plays an important role in our compensation program. As set forth in the Executive Compensation section above, the Company has designed its compensation programs to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards.

Our Board believes that the proposed increase will provide a sufficient number of available shares of Common Stock for future granting needs to help our Company achieve the purposes of the Omnibus Incentive Plan. Our Board reviewed our historical and prospective usage of equity to determine the number of shares we will most likely require for future compensation purposes. This review took into account shares remaining in the Omnibus Incentive Plan, potential shares that may become issuable in the future based on performance, including year-to-date accruals under our current programs, and the effect of new hires. Our Board also considered our prospective equity usage relative to our peers. If our stockholders approve the 2020 Plan Amendment, the increase in share limits will be effective as of May 8, 2020. If our stockholders do not approve the 2020 Plan Amendment, the Omnibus Incentive Plan will remain in effect with the current reserve share limitation. The Company has not approved any awards that are conditioned upon stockholder approval of the 2020 Plan Amendment.

If the proposed 2020 Plan Amendment is approved, we will have the flexibility to continue to provide long-term incentive awards as a key component of our overall compensation program, which will improve our means of attracting and retaining executives and aligning the interests of key personnel with the interests of our stockholders.

Summary of the Omnibus Incentive Plan

The following is a summary of certain terms and conditions of the Omnibus Incentive Plan, as amended by the 2020 Plan Amendment. This summary is qualified in its entirety by reference to the Omnibus Incentive Plan, which plan is attached as Exhibit 10.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by the 2020 Plan Amendment, which amendment is attached as Appendix B hereto. You are encouraged to read the full Omnibus Incentive Plan and the 2020 Plan Amendment.

Administration. The Compensation Committee will administer the Omnibus Incentive Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Omnibus Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Omnibus Incentive Plan. The Compensation Committee will have full discretion to administer and interpret the Omnibus Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the Omnibus Incentive Plan. For the fiscal year ended December 31, 2019, 4 non-employee directors, approximately 800 employees (including our officers) and consultants and advisors would have been eligible to participate in the Omnibus Incentive Plan. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the Omnibus Incentive Plan.

Number of Shares Authorized. There will be an aggregate of 4,607,389 shares of our Common Stock for issuance of awards to be granted under the Omnibus Incentive Plan. No more than 4,607,389 shares of our Common Stock may be issued with respect to incentive stock options under the Omnibus Incentive Plan. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the Omnibus Incentive Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, will be $400,000. If any award granted under the Omnibus Incentive Plan expires, terminates or is canceled or forfeited without being settled, vested or exercised, shares of our Common Stock subject to such award will again be made available for future grants. Any shares that are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, or any shares reserved for issuance, but not issued, with respect to settlement of a stock appreciation right, will not again be available for grants under the Omnibus Incentive Plan.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Omnibus Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Omnibus Incentive Plan, the number of shares covered by awards then outstanding under the Omnibus Incentive Plan, the limitations on awards under the Omnibus Incentive Plan, the exercise price of outstanding options or such other equitable substitution or adjustments as the Compensation Committee may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, deferred stock units, other stock-based awards, other cash-based awards or any combination of the foregoing. Awards may be granted under the Omnibus Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Omnibus Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Options granted under the Omnibus Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Omnibus Incentive Plan, the exercise price of the options will not be less than the fair market value (or 110% of the fair market value in the case of a qualified option granted to a 10% stockholder) of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Omnibus Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Omnibus Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, or any combination of the foregoing, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. In all events of cashless or net exercise, any fractional shares of Common Stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the Omnibus Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Omnibus Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Omnibus Incentive Plan will be ten years from the date of grant.

Restricted Stock. The Compensation Committee will be authorized to grant restricted stock under the Omnibus Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, in cash equal to the fair market value of the number of shares of our Common Stock earned in respect of such restricted stock unit award or in a combination of the foregoing, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends (or a combination of cash and shares), and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.

Deferred Stock Units. The Compensation Committee will be authorized to grant deferred stock units. Subject to such rules, approvals and conditions as the Compensation Committee may impose from time to time, a participant who is a non-employee director may elect to receive all or a portion of his or her cash director fees and other cash director compensation payable for director services in any fiscal year, in whole or in part, in the form of deferred stock units. Deferred stock units shall be fully vested upon grant. No shares of Common Stock will be issued at the time an award of deferred stock units is made, and the Company will not be required to set aside a fund for the payment of any such award. Unless otherwise provided by the applicable award agreement, upon a participant’s separation from service with the Company, the Company shall deliver to the participant, or the participant’s beneficiary (via book entry notation or, if applicable, in share certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding deferred stock unit then held by the participant; provided, however, unless otherwise provided in the award agreement, that the Compensation Committee may elect to pay cash or part cash and part shares of Common Stock in lieu of delivering only shares of Common Stock in respect of such deferred stock units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the fair market value of the shares of Common Stock as of the date on which such shares would have otherwise been delivered to the participant in respect of such deferred stock units. To the extent provided in an award agreement, the holder of outstanding deferred stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends (or a combination of cash and shares), and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying deferred stock units are settled.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, other awards denominated in shares of our Common Stock, or awards that provide for cash payments based in whole or in part on the value of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between us and a participant, in the event of a change in control (as defined in the Omnibus Incentive Plan), if a participant’s employment or service is terminated by us other than for cause (and other than due to death or disability) within the 12-month period following a change in control, then the Compensation Committee may provide that (i) all then-outstanding options and SARs held by such participant will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period (and any other conditions) shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units held by such participant (including without limitation a waiver of any applicable performance goals); provided that with respect to any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the Compensation Committee and, unless otherwise determined by the Compensation Committee, prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of the Company’s Common Stock received or to be received by other stockholders of the Company in connection with the transaction (it being understood that any option or SAR having a per-share exercise price or strike price equal to, or in excess of, the fair market value (as of the date specified by the Compensation Committee) of a share of the Company’s Common Stock subject thereto may be canceled and terminated without payment or consideration therefor). Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing of settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Omnibus Incentive Plan).

Amendment. The term of the Omnibus Incentive Plan will expire in January 2028. The Board of Directors may amend, suspend or terminate the Omnibus Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, exchange rules, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of such participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted will not to that extent be effective without the consent of the affected participant; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or, in each case, with another award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed and (iv) the Compensation Committee may not cancel any outstanding option or SAR that has a per-share exercise price or strike price (as applicable) at or above the fair market value of a share of our Common Stock on the date of cancellation and pay any consideration to the holder thereof. However, stockholder approval is not required with respect to clauses (i), (ii), (iii) and (iv) above with respect to certain adjustments on changes in capitalization.

Clawback/Forfeiture. Awards may be subject to clawback or forfeiture to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE or other applicable securities exchange, or if so required pursuant to a written policy adopted by the Company or the provisions of an award agreement.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Omnibus Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to certain covered employees designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement.

New Plan Benefits

The types and amounts of benefits that will be awarded under the Omnibus Incentive Plan, as amended by the 2020 Plan Amendment are not currently determinable. Awards granted under the Omnibus Incentive Plan, as amended by the 2020 Plan Amendment, are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. For information regarding our recent practices with respect to equity-based compensation under the Omnibus Incentive Plan, please see the “Summary Compensation Table,” which includes certain information regarding awards granted to our named executive officers during fiscal year 2019 as well as the equity grants to our non-employee directors described under “Director Compensation.”

Plan Benefits

The following table sets forth the number of shares of our Common Stock subject to stock options granted under the Omnibus Incentive Plan that have been received by or allocated as of May 8, 2020 to the following persons or groups:

(i) our Chief Executive Officer;

(ii) each of our other NEOs;

(iii) our current executive officers as a group;

(iv) all employees, other than current executive officers, as a group;

(v) all non-employee directors as a group;

(vi) each nominee for election as a director;

(vii) each associate of any such director, executive officer or nominee; and

(viii) each other person who received or is to receive 5% of the awards.

No stock options have been granted to non-employee directors or executive officers since the inception of the Omnibus Incentive Plan.

Name	Options Granted
Named Executive Officers
David Lopez, President, Chief Executive Officer and Secretary	0
Sigmund Lee, Chief Technology Officer	0
Kimo Akiona, Chief Financial Officer and Treasurer	0
All current executive officers as a group	0
All employees (other than executive officers) as a group	48,400
All non-employee directors as a group	0
Each nominee for election as a director
Anna Massion	0
David Sambur	0
David Lopez	0
Each associate of any such director, executive officer or nominee	N/A
Each other person who received or is to receive 5% of the awards	N/A

Equity Compensation Plan Information: The following table summarizes the securities authorized for issuance pursuant to our equity compensation plans as of December 31, 2019.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Non-Vested Restricted Shares Outstanding	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Plan Category
Equity compensation plans approved by security holders	1,382,986	$9.10	712,496	942,039
Equity compensation plans not approved by security holders	-	-	-	-
Total	1,382,986	$9.10	712,496	942,039*

*423,268 of these securities relate to the LTIP and will not be issued.  The Company expects future awards to be granted from the separate Omnibus Incentive Plan only.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2020 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the vote to approve the 2020 Plan Amendment.

The Board of Directors recommends that the stockholders vote FOR the approval of the 2020 Plan Amendment.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the votes cast in person or represented by proxy at the 2020 Annual Meeting of Stockholders. Abstentions do not represent “votes cast” and as such will have no effect on the outcome of this proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them last fiscal year with respect to their beneficial ownership of the Company’s securities.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2021 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on January 11, 2021, unless the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or after July 1, 2021 in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above but is instead sought to be presented directly at the 2020 Annual Meeting of Stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not later than 5:00 p.m., Pacific Time, on the 90th day, and not earlier than 5:00 p.m., Pacific Time, on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between March 3, 2021 and 5:00 p.m., Pacific Time, on April 2, 2021 for the 2021 Annual Meeting of Stockholders. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after July 1, 2021, notice by the stockholder, to be timely, must be so sent and received (i) not earlier than 5:00 p.m., Pacific Time, on the 120th day prior to such annual meeting and (ii) not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to such annual meeting and the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

If the number of directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, notice of a stockholder nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is sent and received by the Secretary at the principal executive offices of the Company not later than 5:00 p.m., Pacific Time, on the tenth day following the day on which such public announcement is first made by the Company.

All proposals should be sent to our Secretary at PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Annual Report, the Proxy Statement and/or Notice of Internet Availability of Proxy Materials either now or in the future, please contact our Secretary and General Counsel by mailing a request to PlayAGS, Inc., 5475 S. Decatur Blvd., Suite #100, Las Vegas, NV 89118 or by calling (702) 722-6700. Upon written or oral request to the Secretary and General Counsel, we will promptly provide a separate copy of the Annual Report, this Proxy Statement and the Notice of Internet Availability of Proxy Materials. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of the Proxy Statements or multiple copies of the Annual Report may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of the Proxy Statements or a single copy of the Annual Report in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any other adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

May 11, 2020

Appendix A

Proxy Card

(See attached.)

# PROXY CARD

## ANNUAL MEETING OF STOCKHOLDERS OF

# PLAYAGS, INC.

**July 1, 2020**

**GO GREEN**

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:**
The Annual Report, Notice & Proxy Statement
are available at http://investors.playags.com/financial-information/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330303000000001000 6 070120

**THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of Directors:

**The Board of Directors recommends you vote FOR the following:**

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Anna Massion
- ○ David Sambur
- ○ David Lopez

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

# PLAYAGS, INC.

## ANNUAL MEETING OF STOCKHOLDERS – July 1, 2020
## THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Victor Gallo and Kimo Akiona, or either of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PLAYAGS, INC. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held at 8:00 AM, local time on July 1, 2020, at 5475 South Decatur Boulevard Suite 100, Las Vegas, NV 89118, and any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.**

**(Continued and to be marked, dated and signed on the reverse side.)**

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

# PLAYAGS, INC.

July 1, 2020

## PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

| | |
|---|---|
| COMPANY NUMBER | |
| ACCOUNT NUMBER | |
| | |

**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:**
The Annual Report, Notice & Proxy Statement
are available at http://investors.playags.com/financial-information/proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330303000000001000 6 070120

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
**The Board of Directors recommends you vote FOR the following:**

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Anna Massion
○ David Sambur
○ David Lopez

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix B

FIRST Amendment to

Playags, inc.

Omnibus INCENTIVE PLAN

The Omnibus Incentive Plan (the “Plan”) of PlayAGS, Inc., a Delaware corporation (the “Company”), is hereby amended, effective as of April 13, 2020 (the “Effective Date”), as follows:

1.     Amendment to Section 5(b) of the Plan. Section 5(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b)     Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 4,607,389 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 4,607,389 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during such fiscal year, shall be $400,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board.”

2.     Effectiveness. In accordance with Section 13(a) of the Plan, the effectiveness of this First Amendment to PlayAGS, Inc. Omnibus Incentive Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3.     Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors of the Company (the “Board”) to execute this Amendment, as evidenced by the approval and adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

PLAYAGS, INC.

By:
Name:
Title: